United States

Securities and Exchange Commission
Washington, D.C. 20579

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 20, 2016

Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[___]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 20, 2016, the Board of Directors (the “Board”) of Littelfuse, Inc. (the “Company”) increased the annual base salary of Ryan K. Stafford, Executive Vice President and Chief Legal and Human Resources Officer, to $450,000 from $400,000.

On July 20, 2016, the Board awarded 5,594 restricted stock units (“RSUs”) to Ryan K. Stafford and 2,486 RSUs to Meenal A. Sethna, Executive Vice President and Chief Financial Officer, under the Littelfuse, Inc. Long-Term Incentive Plan. The RSUs fully vest after three years and entitle the officer to receive one share of common stock per unit upon vesting. Each officer’s RSUs are subject to a restricted stock unit agreement (the form of such restricted stock unit agreements, the “RSU Agreement”) which sets forth the terms and conditions of the awards, including, but not limited to, vesting, settlement, rights to dividends, voting, transfer restrictions and forfeiture. A copy of the RSU Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibits
10.1	Form of Restricted Stock Unit Award Agreement (Tier I) under the Littelfuse, Inc. Long-Term Incentive Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: July 26, 2016	By: /s/ Meenal A. Sethna
Meenal A. Sethna Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibits
10.1	Form of Restricted Stock Unit Award Agreement (Tier I) under the Littelfuse, Inc. Long-Term Incentive Plan.